Exhibit 4.1

[Form of Indenture]

RED ROBIN GOURMET BURGERS, INC.

Company

INDENTURE

Dated as of             , 202

Providing for Issuance of Senior Securities in Series

Computershare Trust Company, N.A.,

Trustee

i

Table Showing Reflection in Indenture of Certain Provisions of Trust Indenture Act of 1939, as amended

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09; 7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	7.10
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11.
(c)	N.A.
312(a)	2.06
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 10.02
(d)	7.06
314(a)	4.02; 4.03; 10.02
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
(f)	N/A
315(a)	7.01
(b)	7.05; 10.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	10.01
(b)	N.A.
(c)	10.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of             , 202 , between Red Robin Gourmet Burgers, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Securities”):

Article I

Definitions and Incorporation by Reference

Section 1.01 Definitions

”Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture Securities.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, the corporate trust business related to this Indenture shall be principally administered, which such office at the date hereof is located at the address set forth in Section 10.02, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section 2.14 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the issue date of any Series of Securities, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Securities Legend” means the legend set forth in Section 2.14(c), which is required to be placed on all Global Securities issued under this Indenture.

“Global Security” when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the Global Securities Legend.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged; provided, that if Securities of a Series are denominated in a currency other than U.S. Dollars, an Officer’s Certificate or any supplemental indenture may provide for Government Securities to be direct obligations of, or obligations guaranteed by a country other than the United States of America and the payment for which such country pledges its full faith and credit, for purposes of such Securities of a Series.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such other Person:

(1)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)            entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” has the meaning specified in the applicable Board Resolution, supplemental indenture or Officer’s Certificate relating to a particular Series of Securities.

“Indenture” means this Indenture as amended or supplemented from time to time, and includes the forms and terms of particular Securities established as contemplated hereunder. For the avoidance of doubt, for purposes of determining the rights of Holders of any Series of Securities, and the terms applicable to such Series, references to “this Indenture” will mean the Indenture with respect to such Series.

“Interest Payment Date” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on those Securities.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the city of the Corporate Trust Office.

“Maturity”, when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issue Discount Security” means (i) any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof and (ii) any other security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Code.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning specified in the preamble to this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Subsidiaries that combined would be such a Significant Subsidiary.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the final payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trust Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject matter and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Section
Bankruptcy Law	6.01
Covenant Defeasance	8.03
Custodian	6.01
Event of Default	6.01
DTC	3.03
Legal Defeasance	8.02
Notice of Default	6.01
Paying Agent	2.04
Registrar	2.04
Successor Company	5.01(a)(1)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company, and any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            “including” means including without limitation;

(5)            words in the singular include the plural and words in the plural include the singular;

(6)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)            secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(8)            the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

Article II

The Securities

Section 2.01 Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series as the Company may authorize from time to time. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

Section 2.02 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a), and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(b) through 2.02(ee)) by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution:

(a)            the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions);

(b)            the price or prices of the Securities of the Series at which such Securities will be issued;

(c)            whether the Securities are entitled to the benefit of any Guarantee by any Guarantor;

(d)            any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(e)            the date or dates on which the principal and premium with respect to the Securities of the Series are payable;

(f)             the Person to whom any interest on a Security of the Series shall be payable if other than the Person in whose name that Security is registered at the close of business on the record date;

(g)            the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates, for the determination of Holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(h)            the currency or currencies in which Securities of the Series shall be denominated and/or in which payment of the principal, premium, if any, and interest, on any of the Securities of the Series shall be payable, if other than U.S. Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal, premium and interest, if any, with respect to Securities of such Series shall be payable, where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

(i)             the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Company or otherwise;

(j)             whether Securities of the Series are to be issued as Securities in registered form or as Securities in bearer form or both and, if Securities in bearer form are to be issued, whether coupons will be attached to them, whether Securities in bearer form of the Series may be exchanged for Securities in registered form of the Series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(k)            if any Securities of the Series are to be issued as Securities in bearer form or as one or more Global Securities representing individual Securities in bearer form of the Series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer Security of the Series payable with respect to any Interest Payment Date prior to the exchange of such temporary bearer Security for definitive Securities in bearer form of the Series shall be paid to any clearing organization with respect to the portion of such temporary bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities in bearer form of the Series;

(l)             the Company’s obligation or right, if any, to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder of such Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(m)           the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for the Company’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, Indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(n)            if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

(o)            if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(p)            if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. Dollars;

(q)            any changes or additions to Article VIII;

(r)            if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy;

(s)            the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of this Indenture as then in effect;

(t)             any addition to or change in the Events of Default with respect to any Securities of the Series and any change in the right of the Trustee or the Holders of such Series of Securities to declare the principal, premium and interest, if any, on such Series of Securities due and payable pursuant to Section 6.02;

(u)            if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Securities of such Series in definitive registered form, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(v)            any Trustee, authenticating agent, Paying Agent, transfer agent or Registrar, or any other agent with respect to the Securities;

(w)           the applicability of, and any addition to, deletion of or change in, the covenants and definitions set forth in Articles IV or V which apply to Securities of the Series;

(x)            the terms, if any, of any Guarantee of the payment of principal, premium and interest with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture and as then in effect;

(y)            the subordination, if any, of the Securities of the Series pursuant to this Indenture and any changes or additions to the provisions of this Indenture then in effect;

(z)            with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(aa)          any U.S. federal income tax consequences or implications applicable to the Securities;

(bb)         any provisions granting special rights to Holders when a specified event occurs;

(cc)          any co-issuer;

(dd)         the place or places where the principal of and interest, if any, on the Securities of the Series will be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

(ee)          any other terms of Securities of the Series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officer’s Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officer’s Certificate.

Section 2.03 Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication, unless otherwise provided by a Board Resolution, a supplemental indenture or an Officer’s Certificate.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order, an Officer’s Certificate delivered in accordance with Section 10.04 and an Opinion of Counsel complying with Section 10.04 which shall state:

(1)            that the form and the terms of such Securities have been established by a supplemental indenture or by or pursuant to a Board Resolution in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(2)            that such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(3)            that all conditions precedent in respect of the execution and delivery by the Company of such Securities and, if applicable, the execution of the supplemental indenture, and, if applicable, the execution of the supplemental indenture, have been complied with.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04 Registrar and Paying Agent.

The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such Series may be presented for payment (the “Paying Agent”). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. The Company hereby appoints the Trustee as Registrar and Paying Agent for each Series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of a Series are first issued. The Company may change any Registrar, co-registrar or Paying Agent without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of any appointment by a successor as evidenced by an agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money. If the Company or any of its domestically organized Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent. Upon any Event of Default under Section 6.01(5) or (6), the Trustee shall automatically become the Paying Agent. In the event that the Paying Agent receives funds in advance of the due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any other account designated by the Company in writing, any earnings on which shall be for the account of the Company.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

Section 2.07 Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.08 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Security is considered paid, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, at the Maturity of Securities of a Series money sufficient to pay all principal and interest payable on that date with respect to such Securities, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities upon receipt of a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order, shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.12 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall provide to the Company a list of all Securities that have been cancelled from time to time as requested in writing by the Company.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, the Company shall pay defaulted interest at the rate set forth in the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders of such Series on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly mail, or cause to be mailed, to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or due, or the amount thereof.

Section 2.14 Global Securities.

(a)            Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b)            Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company, subject to the procedures of the Depositary, executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14(b) a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The transferor of any Security of any series shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(c)            Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Global Security is held by the Depositary (as defined in the Indenture governing this Security) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (I) the Trustee may make such notations hereon as may be required pursuant to Section 9.05 of this Indenture, (II) this Global Security may be exchanged in whole but not in part pursuant to Section 2.08 of the Indenture, (III) this Global Security may be delivered to the Trustee for cancellation pursuant to Section 2.15 of the Indenture and (IV) this Global Security may be transferred to a successor Depositary with the prior written consent of the Company (as defined in the Indenture governing this Security).”

(d)            Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(e)            Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f)            Consents, Declaration and Directions. Except as provided in Section 2.14(e), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15 CUSIP Numbers, ISINs, etc.

The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities of any Series.

Article III

Redemption

Section 3.01 Notices to Trustee.

The Company, with respect to any Series of Securities, may elect to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms provided for in such Series of Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall furnish to the Trustee an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount of Securities of the Series to be redeemed and (iii) the redemption price, if then ascertainable. The Company shall deliver such Officers’ Certificate to the Trustee at least three Business Days before the notice of redemption is delivered to Holders, unless a shorter period is satisfactory to the Trustee.

Section 3.02 Selection of Securities to Be Redeemed.

(a)            Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officer’s Certificate, if fewer than all the Securities of a particular Series are to be redeemed or purchased, the Trustee shall select the Securities of such Series to be redeemed or purchased (i) if such Securities are listed on any national securities exchange, by the Trustee in compliance with the requirements of the principal national securities exchange on which such Securities are listed, or (ii) if such Securities are not listed on any national securities exchange, then by the Trustee on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate (or in the case of Securities in global form, by the Depositary in accordance with its standard procedures therefor). The Trustee shall make the selection at least 30 days but no more than 60 days before the redemption date (subject to delay as provided in the Indenture to allow for one or more conditions to be satisfied) from outstanding Securities of a Series not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in principal minimum amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If applicable, the Trustee shall promptly notify the Company of the Securities (or portions thereof) to be redeemed.

Section 3.03 Notice of Redemption.

Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officer’s Certificate, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address or delivered electronically if held by The Depository Trust Company (“DTC”), except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture, or in the case of Global Securities, delivered according to the procedures of the Depositary.

The notice shall identify the Securities to be redeemed and shall state:

(1)            the redemption date;

(2)            the redemption price (or the method of calculating such price);

(3)            if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4)            the name and address of the Paying Agent;

(5)            that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph of the Securities and/or provision of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(8)            that the redemption is for a sinking fund, if such is the case; and

(9)            the CUSIP or ISIN number, if any, printed on the Securities being redeemed; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any of all such conditions shall be satisfied. If such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Company’s discretion, the redemption date may be delayed until such time (including, subject to the applicable procedures of DTC, more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company will provide prompt written notice to the Trustee and the Holders prior to the close of business two Business Days prior to the redemption date of the satisfaction or waiver of such conditions, the delay of such redemption date or the rescission of such notice of redemption. Upon the rescission of such notice of redemption, the rescinded notice of redemption shall have no force or effect. Upon the Company’s written request given at least five Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on the date specified in such written request or promptly after such time) forward such notice to the Holders in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided, however, that the Company has delivered to the Trustee, at least three Business Days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information as required by this Section 3.03 to be stated in such notice.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction of any conditions precedent provided in such notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. On and after the redemption date, unless the Company defaults in the payment of the amounts due upon redemption, interest ceases to accrue on Securities or portions of such Securities called for redemption. Failure to give notice or any defect in the notice to any Holders shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption Price.

Prior to 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money deposited with it by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered, and the Company shall cancel the original Security.

Article IV
Covenants

Section 4.01 Payment of Securities.

The Company shall promptly make all payments in respect of each Series of Securities on the dates and in the manner provided in such Series of Securities and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Securities then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 4.02 Reports.

At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon the requests of any Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of Trust Indenture Act § 314(a).

Delivery of reports, information and documents to the Trustee under this Section 4.02 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described herein or to determine whether any such reports, information or other documents are posted on a website or filed with the SEC under this Indenture.

Section 4.03 Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that in the course of the performance by the signers of his or her duties as Officer of the Company such Officer would normally have knowledge of any Default and whether or not such Officer knows of any Default that occurred during such period. If so, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Trust Indenture Act § 314(a)(4).

Section 4.04 Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

The Company will deliver to the Trustee, within 30 days of being aware of the occurrence thereof, written notice of any event which would constitute a Default; provided, however, that failure to provide such written notice will not in and of itself result in a Default under this Indenture.

Article V
Successor Company

Section 5.01 When Company May Merge or Transfer Assets.

(a)            Unless otherwise provided for a particular Series of Securities in a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1)            the Company is the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2)            immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

(3)            the Company or the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and such supplemental indenture (if any ) is the legal, valid and binding obligation of the Company.

(b)            For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)            The Successor Company shall be the successor to the Company and shall succeed to, be substituted for, and may exercise every right and power of, the Company under this Indenture. The Company will be relieved of all obligations and covenants under the Securities and the Indenture, provided that, in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

Article VI
Defaults and Remedies

Section 6.01 Events of Default.

Unless otherwise provided for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officer’s Certificate, each of the following constitutes an “Event of Default” with respect to a Series of Securities:

(1)            the Company’s default in any payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), any Security of that Series when such amount becomes due and payable at Stated Maturity, upon acceleration, required redemption or otherwise;

(2)            the Company’s failure to pay interest on any Security of that Series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3)            the Company fails to comply with Section 5.01;

(4)            the Company fails to comply with any of its agreements contained in the Securities of that Series or this Indenture (other than those referred to in clause (1), (2) or (3) above) and such failure continues for 90 days after the notice specified below;

(5)            the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case;

(B)            consents to the entry of an order for relief against it in an involuntary case;

(C)            consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)            makes a general assignment for the benefit of its creditors;

(E)            or takes any comparable action under any foreign laws relating to insolvency; or

(6)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B)            appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C)            orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws, and the order or decree remains unstayed and in effect for 90 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) above is not an Event of Default with respect to any Series of Securities until the Trustee or the holders of at least 30% in principal amount of the Securities of that Series notify the Company of the Default and the Company does not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” Any Default for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

Section 6.02 Acceleration.

If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in aggregate principal amount of the Securities of that Series by written notice to the Company and the Trustee, may declare the principal of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on, all the Securities of that Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company occurs and is continuing, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on, all the Securities of each Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities of any Series, by notice to the Trustee, may rescind any such acceleration of that Series of Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Series have been cured or waived except nonpayment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on, all Securities of that Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies.

If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on, the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in principal amount of the Securities of any Series may, by notice to the Trustee, waive an existing Default and its consequences except (a) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest on a Security of that Series, (b) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the Securities of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of that Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to the rights of any such other Holder) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), or accrued and unpaid interest on, a Security of any Series when due, no Holder of a Security of that Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(1)            the Holder has previously given the Trustee written notice that an Event of Default with respect to that Series is continuing;

(2)            the Holders of at least 30% in aggregate principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders of that Series have offered the Trustee security or indemnity satisfactory to the Trustee against any fee, cost, damage, claim, loss, liability or expense (including reasonable attorney’s fees and expenses);

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in aggregate principal amount of the outstanding Securities of that Series have not given the Trustee a direction inconsistent with such request during such 60-day period.

A Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such use of this Indenture prejudices the rights of such Holder or obtains a preference or priority over such Holder).

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (or, in the case of Original Issuer Discount Securities, the portion thereby specified in the terms of such Security), or accrued and unpaid interest on, the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 to cover the costs and expenses of collection, including the reasonable compensation, expenses disbursement and advances of the Trustee, its agents and its counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article VI with respect to any Series of Securities, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: Holders for amounts due and unpaid on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and accrued and unpaid interest, respectively; and

THIRD: to the Company.

The Company shall fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

Section 6.12 Waiver of Stay or Extension Laws.

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VII
Trustee

Section 7.01 Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default with respect to any Series of Securities:

(1)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a supplemental indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may, with respect to the Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates (including Officer’s Certificates) and opinions (including Opinions of Counsel) to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such opinion or certificates, including mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (h) of this Section.

(e)            The Trustee may refuse to perform any duty or exercise any of its rights or powers under this Indenture unless it receives security and indemnity satisfactory to it against any fees, claims, damages, costs, loss, liability or expense (including reasonable attorney’s fees and expenses) which might be incurred by it in performing such duty or exercising such right or power.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. In the absence of written investment direction from the Company, the Trustee shall be entitled to invest any funds received in the U.S. Bank Money Market Deposit Account, any earnings on which shall be for the account of the Company. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date, and the Trustee shall have no liability to invest or reinvest any amounts held hereunder in the absence of any written investment direction from the Company.

(g)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(i)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

(j)            The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f), (g) and (h) of this Section and in Section 7.02, each with respect to the Trustee.

Section 7.02 Rights of Trustee.

(a)            The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents, custodians, nominees or attorneys and shall not be responsible for the misconduct or negligence of any agent, custodian, nominee or attorney appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)            The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)            The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)            The Trustee shall not be deemed to have notice or charged with knowledge of any Default or Event of Default with respect to the Securities of any Series unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received from the Company or any Holders of such Securities by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Securities and this Indenture.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the fees, costs, expenses (including reasonable attorney’s fees and expenses), claims, damages, losses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)            The Trustee may from time to time request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)            The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(l)            In no event shall the Trustee be responsible or liable for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including but not limited to loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default with respect to Securities of any Series occurs, is continuing and there is actual knowledge to a Trust Officer of the Trustee (as provided in Section 7.02(g)), the Trustee shall send to each Holder of Securities of that Series notice of the Default within 90 days after there is actual knowledge to a Trust Officer of the Trustee (as provided in Section 7.02(g)). Except in the case of a Default with respect to Securities of any Series in payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and accrued and unpaid interest on, any Security of that Series, the Trustee may withhold the notice if and for so long as the a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

As promptly as practicable after each July 1 beginning with the July 1 after the issuance of Securities pursuant to this Indenture, and in any event prior to September 15 in each such year for so long as Securities remain outstanding, the Trustee shall mail to each Holder, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such reporting date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act § 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.06.

A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed or cease to be listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee or otherwise in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify, defend, protect and hold the Trustee harmless (in its individual and trustee capacities), its agents, representatives, officers, directors, employees and attorneys against any and all loss, damage, claim (whether asserted by the Company, a Holder or any other Person), suit, liability or expense, including attorneys’ fees, court costs and taxes (other than taxes based upon, measured or determined by the income of the Trustee) arising out of or incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing the Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company has been materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of any such claim.

The Trustee may have one separate counsel (in addition to local counsel, if applicable) and the Company shall pay the reasonable and documented out-of-pocket fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee.

The Trustee may resign with respect to the Securities of any Series at any time upon 30 days’ written notice to the Company. The Holders of a majority in aggregate principal amount of the Securities of any Series outstanding may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee with respect to such Series of Securities, which successor Trustee shall be reasonably acceptable to the Company.

If at any time:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or the Trustee otherwise becomes incapable of acting;

then, in any such case, (A) the Company may remove the Trustee with respect to all Securities or (B) subject to Section 6.11, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of such Securities of the Series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture subject to the lien in Section 7.07 herein. The successor Trustee shall mail a notice of its succession to Holders of that Series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office with respect to the Securities of that Series within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in aggregate principal amount of the Securities of that Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII and § 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with the Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of the Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in the Trust Indenture Act § 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 7.12 Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Article VIII
Discharge of Indenture; Defeasance

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by resolutions set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article VIII.

Unless otherwise provided for in a Board Resolution, a supplemental indenture or an Officer’s Certificate, when (a) the Company has delivered to the Trustee for cancellation all Securities of a Series or (b) all outstanding Securities of a Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at Maturity or upon redemption of all outstanding Securities of the Series, and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company, then the Indenture shall cease to be of further effect with respect to such Securities of such Series. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such satisfaction and discharge have been satisfied and at the cost and expense of the Company.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture with respect to such Securities of such Series (and the Trustee, on demand of and at the expense of the Company and in sole reliance on an Opinion of Counsel and Officer’s Certificate, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Securities of that Series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), and interest on, such Securities when such payments are due;

(b)            the Company’s obligations with respect to such Securities of that Series under Article II;

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith including without limitation under Article VII herein; and

(d)            this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in a Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to such Securities under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to any Series of Securities, subject to the satisfaction of the conditions set forth in Section 8.04 hereof and Sections 6.01(3) and 6.01(4) hereof shall not constitute Events of Default with respect to such Securities.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Securities:

(a)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of that Series of Securities, cash in U.S. dollars (or the currency in which Securities of that Series is denominated), non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or independent registered public accounting firm (in the case of a deposit of non-callable Government Securities) (as to which the Trustee is an addressee or otherwise entitled to rely), to pay the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, and interest on, the outstanding Securities of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)            in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(1)            the Company has received from, or there has been published by, the Internal Revenue Service, a ruling; or

(2)            since the issue date of that particular Series of Securities under this Indenture, there has been a change in the applicable federal income tax law,

(3)            in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Securities of that Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(c)            no Default or Event of Default with respect to that Series of Securities shall have occurred and be continuing either:

(1)            on the date of such deposit (other than a Default or Event of Default with respect to that Series of Securities resulting from the borrowing of funds to be applied to such deposit); or

(2)            insofar as Sections 6.01(5) or 6.01(6) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(d)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Significant Subsidiaries are a party or by which the Company or any of its Significant Subsidiaries are bound;

(e)            the Company shall have delivered to the Trustee an Officer’s Certificate to the effect that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(f)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with and that the defeasance is permitted by the Indenture.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of any outstanding Series of Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(c) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. The Trustee shall have no liability for any such release of funds.

Section 8.06 Repayment to Company.

Subject to any applicable abandoned property law, the money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years (or as otherwise required by applicable law) after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Any unclaimed funds held by the Trustee pursuant to Section 8.06 shall be held uninvested and without any liability of or by the Trustee for interest.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any currency or non-callable Government Securities in accordance with Section 8.02 or 8.03 thereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Article IX
Amendments

Section 9.01 Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(1)            to cure any ambiguity, omission, defect or inconsistency;

(2)            to surrender any right or power conferred upon the Company by this Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Securities as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of any Series to waive such default;

(3)            to comply with Article V;

(4)            to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code and such determination is set forth in an Opinion of Counsel upon which the Trustee may rely;

(5)            to add Guarantees with respect to the Securities or to secure the Securities;

(6)            to make any change that does not adversely affect in any material respect the rights of any Holder of Securities;

(7)            to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding;

(8)            to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee;

(9)            to add or to change any of the provisions of this Indenture to provide that Securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Securities in registered form or of principal, premium or interest with respect to Securities in bearer form, or to permit Securities in registered form to be exchanged for Securities in bearer form, so as to not adversely affect the interests of the Holders of Securities or any coupons of any Series in any material respect or permit or facilitate the issuance of Securities of any Series in uncertificated form;

(10)            in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

(11)            to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture or any supplemental indenture under the Trust Indenture Act;

(12)            to conform any provision in this Indenture or the Securities to the description of any Securities in an offering document;

(13)            to approve a particular form of any proposed amendment; provided that Holders consent to approve the substance of the proposed amendment to the extent required;

(14)            to provide for the issuance of additional debt securities of any series;

(15)            to establish the form or terms of Securities and coupons of any Series pursuant to Article II;

(16)            to comply with the rules of any applicable Depositary;

(17)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

(18)            to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect, in any material respect, the interests of any Holders of Securities of any Series.

Section 9.02 With Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities of any Series without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities of any Series then outstanding and affected by such amendment (including consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities of any Series then outstanding and affected. However, without the consent of each Holder affected thereby, an amendment or waiver may not:

(1)            reduce the percentage of the principal amount of the outstanding Securities of any Series, the consent of whose Holders is required for any amendment;

(2)            reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any Security;

(3)            change the provisions applicable to the redemption of any Security;

(4)            make any Security payable in money or securities other than those stated in the Security;

(5)            impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(6)            except as otherwise provided pursuant to Article VIII under this Indenture, release any security or Guarantee that may have been granted with respect to any Security;

(7)            in the case of any subordinated Securities, or coupons appertaining thereto, make any change in the provisions of this Indenture relating to subordination that adversely affects the rights of any Holder under such provisions (including any contractual subordination of senior unsubordinated debt securities);

(8)            expressly subordinate the Securities to any other Indebtedness of the company or its Subsidiaries; or

(9)            make any change in Section 6.04 or 6.07 or the second sentence of this Section.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall send to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective with respect to Securities, it shall bind every Holder of such Securities. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05 Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06 Trustee To Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Article IX.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Article X
Miscellaneous

Section 10.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision which is required to be included in this Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 10.02 Notices.

Unless otherwise provided here in, any notice or communication shall be in writing (including facsimile and electronic communications in PDF format) and delivered in person or mailed by first-class mail addressed as follows:

If to the Company:

Red Robin Gourmet Burgers, Inc.
6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO 80111
Attention: Chief Legal Officer

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: David S. Huntington, Esq.
Facsimile Number: 212-492-0124

If to the Trustee:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St Paul, MN 55108
Attention: Corporate Trust Operations – Red Robin Administrator
Email: cctbondholdercommunications@computershare.com

Fax: 1-877-407-4679

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notwithstanding the foregoing, as long as the Securities of a Series are issued in whole or in part in the form of a Global Security, notices to be given to the Holders of such Series shall be given to the Depositary, in accordance with its applicable policies as in effect from time to time.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, within the time prescribed, it is duly given, whether or not the addressee receives it; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time. The Trustee agrees to accept and act upon instructions and directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing; and provided further that, the sending party assumes any and all risks of using such unsecured delivery methods, including without limitation any risks of interception, disclosure or delivery errors and failures.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of Global Securities (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the customary procedures of the Depositary.

Section 10.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 10.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 10.06 When Securities Disregarded.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 10.07 Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.08 Legal Holidays.

If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 10.09 Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.10 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 10.11 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12 Multiple Originals.

This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 10.13 Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.14 Severability.

If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

Section 10.15 Waiver of Jury Trial , Consent to Jurisdiction.

Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of this Indenture, the Securities or the transactions contemplated thereby.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.16 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware, (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of securities clearing system; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.17 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Red Robin Gourmet Burgers, Inc.

By:
Name:
Title:

Computershare Trust Company, N.A.,
as Trustee

By:
Name:
Title:

[Signature Page to Indenture]